Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Kenneth A. Meister, President and Principal Executive Officer of Evanston Alternative Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 28, 2021	/s/ Kenneth A. Meister
Kenneth A. Meister, President and Principal Executive Officer
(principal executive officer)

I, Brian Lease, Treasurer and Principal Financial Officer of Evanston Alternative Opportunities Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 28, 2021	/s/ Brian Lease
Brian Lease, Treasurer and Principal Financial Officer
(principal financial officer)